Exhibit 99.2

Ocugen Announces Private Offering of $115 Million of Convertible Senior Notes

MALVERN, Pa., May 4, 2026 (GLOBE NEWSWIRE) -- Ocugen, Inc. (“Ocugen” or the “Company”) (NASDAQ: OCGN), a pioneering biotechnology leader in gene therapies for blindness diseases, today announced its intention to offer, subject to market conditions and other factors, $115 million aggregate principal amount of Convertible Senior Notes due 2034 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Ocugen also expects to grant the initial purchaser of the notes a 13-day option to purchase up to an additional $15 million aggregate principal amount of the notes. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Ocugen intends to use approximately $32.7 million of the net proceeds from the offering to fully repay the outstanding principal amount of, plus accrued and unpaid interest on, the loan outstanding under its Loan and Security Agreement with affiliates of Avenue Capital Group, and pay the related prepayment fee and other fees and expenses in connection therewith. Ocugen expects to use the remaining net proceeds from the offering, including any additional proceeds from the initial purchaser’s exercise of its option to purchase additional notes, for general corporate purposes.

The notes will be Ocugen’s general unsecured obligations and will rank senior in right of payment to all of its future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to all of its existing and future liabilities that are not so subordinated, and junior to all of its secured indebtedness, to the extent of the value of the assets securing such indebtedness. Interest will be payable semi-annually in arrears. The notes may be converted into cash, shares of Ocugen’s common stock or a combination thereof, at Ocugen’s election. The interest rate, conversion rate and other terms of the notes are to be determined upon pricing of the offering.

The notes will only be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Ocugen’s common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including but not limited to, statements regarding the proposed terms of the notes; the anticipated terms of the notes; the size of the offering, including the initial purchaser’s option to purchase additional notes; the anticipated use of proceeds from the offering, including the repayment of the existing loan facility; the completion of the offering, and other statements contained in this press release that are not historical facts. Ocugen may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from Ocugen’s current expectations, including, but not limited to: uncertainties related to market conditions and whether the offering will be completed on the anticipated terms or at all; the impact of the offering on the market price of Ocugen’s common stock; risks related to the potential dilution to holders of Ocugen’s common stock; and uncertainties regarding the conversion price and other terms of the notes. These and other risks and uncertainties are more fully described in Ocugen’s periodic filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that Ocugen files with the SEC. Any forward-looking statements that Ocugen makes in this press release speak only as of the date of this press release. Except as required by law, Ocugen assumes no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, or otherwise, after the date of this press release.

Contact:

Candice Masse

astr partners

candice.masse@astrpartners.com